Exhibit 99.1

AITX's RAD Surges Toward 100 ROAMEO Deployments as Demand Accelerates

100-Unit Quote Request, Fortune 500 Pilot and Expanded Production Underscore ROAMEO's Rising Role in Transforming Physical Security

Detroit, Michigan, September 11, 2025 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced accelerating momentum at its subsidiary, Robotic Assistance Devices, Inc. (RAD), for the ROAMEO™ Gen 4 mobile security robot as demand from major clients rapidly builds. A large enterprise has requested a quote for 100 units, while a Fortune 500 client has launched a pilot program with the potential to scale to 60 units. To meet this opportunity and capture the significant recurring monthly revenue potential, the Company has expanded its production commitment from 50 to 100 units, with the first deployments beginning this month.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
ROAMEO
Rugged Observation
Assistance Mobile
Electronic Officer
Powered by
$AITX
group of companies
ROAMEO Momentum
Rolls Ahead!

Artist's depiction of a multitude of RAD ROAMEO Gen 4 units on autonomous patrol outside a large logistics facility.

This surge in demand follows a series of milestones for ROAMEO Gen 4 since its launch earlier this year, including multiple client orders across retail, higher education, and logistics sectors, as well as the July announcement of a 50-unit production run to meet growing interest. Momentum has been further fueled by the ongoing ROAMEO Road Trip demonstration tour, which continues to showcase the mobile robot's capabilities to enterprises, public safety leaders, and industry stakeholders nationwide. The Company's recent appointment of industry veteran Stacy Stephens as Senior Vice President of Sales at RAD-M has also added to this acceleration, with his leadership already expanding opportunities and advancing prospects through the sales pipeline.

"The scale of opportunities now in front of us highlights ROAMEO's potential to become the largest contributor to our recurring monthly revenue," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Requests for 100-unit quotes and Fortune 500 pilots are clear signals that the industry is moving quickly toward autonomous mobile security. We are committed to leading this transformation for our clients, channel partners and shareholders."

To capture this growth, RAD has doubled its initial production commitment from 50 to 100 ROAMEO units, aligning capacity with the expanding sales pipeline. Deployments are expected to begin this month, marking a significant milestone as ROAMEO transitions from high-profile demonstrations to broad client adoption. The Company continues to advance discussions with enterprises, law enforcement agencies, and public sector organizations that require scalable patrol solutions capable of reducing costs while enhancing visibility and response.

"The swell of demand for autonomous mobile security over the past decade has been tremendous, and ROAMEO is now immediately available to answer the call," said Stacy Stephens, Senior Vice President of Sales at RAD's sister subsidiary RAD-M. "From enterprise clients to public safety leaders, organizations are showing genuine excitement for what this technology can deliver and are accelerating their due diligence. It is energizing to see the pipeline expand so quickly, and I look forward to helping drive these opportunities into successful deployments for our clients and channel partners."

"With 50 ROAMEO units, we projected $3 to $4 million in annual recurring revenue," concluded Reinharz. "By expanding production to 100 units, that potential effectively doubles, creating an opportunity of $6 to $8 million in ARR and reinforcing why ROAMEO is a cornerstone of our growth strategy."

ROAMEO Gen 4 is RAD's next-generation mobile security robot, engineered for autonomous patrols across expansive outdoor environments. Towering at 6 feet 9 inches and weighing over 1,600 pounds, ROAMEO delivers a commanding presence while performing complex tasks like AI-powered threat detection, real-time engagement, and obstacle avoidance. Equipped with autonomous navigation and self-recharging capabilities, the device is purpose-built to take on the repetitive, high-cost duties typically assigned to human guards. Whether monitoring a busy campus parking structure or securing the perimeter of a logistics hub, ROAMEO Gen 4 delivers uninterrupted coverage, faster response, and measurable cost savings over traditional patrol models.

Organizations interested in seeing ROAMEO Gen 4 in action are encouraged to schedule a private demonstration during the ongoing tour. Availability is limited, and priority will be given to enterprises with large outdoor properties or multi-site security needs. To request a demo and learn more about how ROAMEO can transform your physical security program, visit www.radsecurity.com or call 877-78-ROBOT.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis, including the statement that by "expanding production to 100 units, that potential [of increased] ARR effectively doubles, creating an opportunity of $6 to $8 million in ARR." Whether the Company is successful in increasing its ARR is subject to risks and uncertainties. There is no assurance that the Company will receive a purchase order for 100 units. Further, the pilot program may result in a smaller order than now anticipated.  As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/